As filed with the Securities and Exchange Commission on March 20, 1997
                                                    Registration No. 33-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                              U.S. Can Corporation
             (Exact name of registrant as specified in its charter)
            Delaware                                             36-2815480
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               900 Commerce Drive
                            Oak Brook, Illinois 60521
               (Address, of Principal Executive Offices)(Zip Code)

                            1994 Stock Option Plan of
                              U.S. Can Corporation
                                       and
                   U.S. Can Corporation Equity Incentive Plan
                              (Full Title of Plans)

                               Timothy W. Stonich
                            Executive Vice President-
                 Finance, Chief Financial Officer and Secretary
                              U.S. Can Corporation
                               900 Commerce Drive
                            Oak Brook, Illinois 60521
                     (Name and address of agent for service)
                                 (630) 571-2500
          (Telephone number, including area code, of agent for service)

                                   Copies To:
                              T. Stephen Dyer, Esq.
                                 Ross & Hardies
                            150 North Michigan Avenue
                             Chicago, Illinois 60601
                                 (312) 558-1000

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                        Proposed         457(h)
                                         Amount          maximum        Proposed        Amount of
                Title of                  to be      offering price     aggregate     registration
      Securities to be registered     registered(1)   per share(2)  offering price(3)      fee
---------------------------------------------------------------------------------------------------
Common Stock, $.01 par value             208,153         $16.80       $3,496,903.20     $1,205.83
===================================================================================================

(1) The securities being registered include a maximum of 26,653 shares issuable upon the exercise of options under the 1994 Stock Option Plan of U.S. Can Corporation and 181,500 shares issuable upon the exercise of options under the U.S. Can Corporation Equity Incentive Plan, assuming full participation of all employees under such plans.

(2) This is the average maximum offering price determined by dividing the proposed aggregate offering price by the amount of shares to be registered. 16,653 shares are issuable at an option exercise price of $17.75 per share, 5,000 shares are issuable at an option exercise price of $15.75 per share, 5,000 shares are issuable at an option exercise price of $19.00 per share, 174,000 shares are issuable at an option exercise price of $16.50 per share and 7,500 shares are issuable at an option exercise price of $20.875 per share.

(3) Solely for the purpose of calculating the registration fee, the proposed aggregate offering price has been estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933 (the "Act"). Accordingly, the aggregate offering price and the fee have been computed based on the prices at which the options may be exercised.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents by Reference

      U.S. Can Corporation (the "Company") hereby incorporates by reference the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

      (a) the Company and United States Can Company's Joint Annual Report on Form 10-K, as amended on Form 10-K/A1 for the fiscal year ended December 31, 1995, the Company's latest year for which audited financial statements have been filed;

      (b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1995, including but not limited to the Company and United States Can Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1996, June 30, 1996 and September 29, 1996.

      (c) the description of the Company's Common Stock, $.01 par value, contained in the Company's Registration Statement on Form 8-A (File No. O-21314) filed with the Commission on March 8, 1993, pursuant to Section 12 of the Exchange Act; and

      (d) the Company's Proxy Statement, filed on March 26, 1996, for its annual meeting of stockholders held on April 25, 1996, except for the report of the Compensation Committee and the Performance Graph contained therein.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of the Registration Statement and prior to filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.           Description of Securities

                           Not applicable.

Item 5.           Interests of Named Experts and Counsel

      A partner of Ross & Hardies, general counsel to the Company, beneficially owns 12,500 shares of Common Stock.

Item 6.           Indemnification of Officers and Directors

      Delaware General Corporation Law. The Company has statutory authority to indemnify its officers and directors. The applicable provisions of the General Corporation Law of the State of Delaware (the "GCL") state that, to the extent such person is successful on the merits or otherwise, a corporation may indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise ("such Person"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Person, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In any threatened pending or completed action by or in the right of the corporation, a corporation also may indemnify any such Person for costs actually and reasonably incurred by him in connection with that action's defense or settlement, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification shall be made with respect to any claim, issue or matter as to which such Person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court shall determine that such indemnity is proper.

      Under the applicable provisions of the GCL, any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made:

     (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding; or

     (2) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

     (3) by the affirmative vote of a majority of the shares entitled to vote thereon.

      The Company's Amended and Restated Certificate of Incorporation provides for indemnification to the full extent permitted by the laws of the State of Delaware against and with respect to threatened, pending or completed actions, suits or proceedings arising from or alleged to arise from, a party's actions or omissions as a director, officer, employee or agent of the Company or of any subsidiary of the Company or of any other corporation, partnership, joint venture, trust or other enterprise which he has served in such capacity at the request of the Company if such acts or omissions occurred or were or are alleged to have occurred, while said party was a director or officer of the Company. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

      The Company maintains a director and officer liability insurance policy which indemnifies directors and officers for certain losses arising from a claim by reason of a wrongful act, as defined under the policy, under certain circumstances where the Company does not provide indemnification.

Item 7.           Exemption from Registration Claimed.

                           Not applicable.

Item 8.           Exhibits.

    Exhibit                                                        Incorporation
     Number      Description                                        by Reference


      4.1        Amended and Restated Certificate of
                 Incorporation of the Company                          *4.3

      4.2        By-laws of the Company                               **4.1

      4.3        Indenture, dated October 17, 1996, by                   @
                 and among the Company, United States
                 Can Company and Harris Trust and Savings
                 Bank

     5.1 Opinion of Ross & Hardies regarding legality of shares of Common Stock.

     23.1 Consent  of  Arthur  Andersen  LLP.

     23.2 Consent of Ross & Hardies (contained in opinion filed as Exhibit 5.1).

     24.1 Power of Attorney.                                                ***






*    Previously  filed  as  exhibit  to  the  Company's  Form  S-3  Registration
     Statement,   filed  on  June  1,  1994   (Registration  No.  33-79556)  and
     incorporated herein by reference.

** Previously filed as an exhibit to the Company's Form S-8 Registration Statement, filed on March 23, 1994 (Registration No. 33-76742) and incorporated herein by reference thereto.

@ Previously filed with the Quarterly Report of the Company and U.S. Can for the quarter ended September 29, 1996.

***  Power of attorney is contained in signatures.


Item 9.           Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                   (i)  to include any  prospectus  required by
                                        Section  10(a)(3) of the Securities Act
                                        of 1933;

                                   (ii) to reflect in the prospectus  any  facts
                                        or  events arising  after the  effective
                                        date of this  Registration Statement (or
                                        the most recent post-effective amendment
                                        thereof)   which,   individually  or  in
                                        the  aggregate, represent a  fundamental
                                        change in the  information set forth  in
                                        this  Registration  Statement.  Notwith-
                                        standing the  foregoing,  any   increase
                                        or  decrease  in  volume  of  securities
                                        offered (if  the  total dollar  value of
                                        securities offered would not exceed that
                                        which was registered)  and any deviation
                                        from    the   low  or  high   end of the
                                        estimated maximum offering range may  be
                                        reflected  in  the  form  of  prospectus
                                        filed  with the  Commission  pursuant to
                                        Rule  424(b)  if,  in the aggregate, the
                                        changes in volume and price represent no
                                        more than a 20% change  in  the  maximum
                                        aggregate offering  price set  forth  in
                                        the   "Calculation  of Registration Fee"
                                        table  in  the  effective   Registration
                                        Statement.

                                  (iii) to include any material information with
                                        respect to the plan of  distribution not
                                        previously   disclosed  in   this
                                        Registration

                                        Statement or any material change to such information in this Registration Statement;

                                    provided, however, that paragraphs (a)(1)(i)
                                    and   (a)(1)(ii)   do  not   apply   if  the
                                    registration  statement is on Form S-3, Form
                                    S-8  or  Form  F-3,   and  the   information
                                    required to be included in a  post-effective
                                    amendment by those  paragraphs  is contained
                                    in periodic  reports filed by the Registrant
                                    pursuant  to Section 13 or Section  15(d) of
                                    the Securities Exchange Act of 1934 that are
                                    incorporated    by    reference    in   this
                                    Registration Statement.

                           (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on March 20, 1997.

                                                            U.S. CAN CORPORATION


                                                        By: /s/ William J. Smith
                                                                William J. Smith
                                           President and Chief Executive Officer




                                POWER OF ATTORNEY

                  Each person whose signature appears below hereby constitutes and appoints William J. Smith and Timothy W. Stonich, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in furtherance of the foregoing, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 20, 1997.


Signature



/s/ William J. Smith                     Chairman of the Board, President and
William J. Smith                         Chief Executive Officer



/s/ Timothy W. Stonich                   Executive Vice President-Finance,
Timothy W. Stonich                       Chief Financial Officer and Secretary



/s/ John R. McGowan                      Vice President and Controller
John R. McGowan

/s/ Benjamin F. Bailar                  Director
Benjamin F. Bailar



/s/ Francisco A. Soler                  Director
Francisco A. Soler



/s/ Michael J. Zimmerman                Director
Michael J. Zimmerman



/s/ Carl Ferenbach                      Director
Carl Ferenbach



                                        Director
Ricardo Poma



/s/ Eugene B. Connolly, Jr.             Director
Eugene B. Connolly, Jr.



/s/ Calvin W. Aurand, Jr.               Director
Calvin W. Aurand, Jr.

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                               EXHIBITS FILED WITH

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933



                              U.S. CAN CORPORATION

                              U.S. CAN CORPORATION

                                  EXHIBIT INDEX


                                                                    Location Of
                                                                    Document in
                                                                    Sequential
   Exhibit                                                           Numbering
     No.      Description                                             System

     5.1      Opinion of Ross & Hardies regarding                       11
              legality of shares of Common Stock.

     23.1     Consent of Arthur Andersen LLP.                           13

     23.2     Consent of Ross & Hardies
               (contained in opinion filed as Exhibit 5.1).             11

     24.1     Power of Attorney.*                                        7

              *Power of attorney is contained in signature.